UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2016
Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

5.02(d)

Effective as of July 27, 2016, the Board of Directors (the “Board”) of Illumina, Inc. (the “Company”) increased the size of the Board from eight to nine members and elected Philip W. Schiller to serve on the Board. Mr. Schiller has been assigned to serve in the class of directors standing for election at the Company’s 2017 annual meeting of stockholders, which currently includes Daniel Bradbury, Robert Epstein, and Roy Whitfield, and, consistent with the Company’s Corporate Governance Guidelines, Mr. Schiller will stand for election by the Company’s stockholders at the Company’s 2017 annual meeting of stockholders to serve for a three-year term commencing with such meeting. There is no arrangement or understanding between Mr. Schiller and any other person pursuant to which he was selected as a director. In addition, Mr. Schiller is not a party to any transaction with the Company reportable under Item 404(a) of Regulation S-K under the Securities Act of 1933. Mr. Schiller will participate in the non-employee director compensation programs described under “Director Compensation” in the Company’s proxy statement filed on April 8, 2016. A copy of the Company’s press release announcing Mr. Schiller’s appointment is filed as Exhibit 99.1 to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	July 28, 2016	By:	/s/ CHARLES E. DADSWELL
Charles E. Dadswell
Senior Vice President, General Counsel and Secretary